UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

      Date of Report (Date of earliest event reported): DECEMBER 15, 2010
                              (DECEMBER 14, 2010)

                 TIRE INTENATIONAL ENVIRONMENTAL SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)


        NEVADA                   000-28323               98-0368586
(State or other jurisdiction   (Commission             (IRS Employer
    of incorporation)           File Number)          Identification No.)


             1530-9TH AVENUE S.E., CALGARY, ALBERTA, CANADA T2G 0T7
              (Address of principal executive offices) (Zip Code)


                                 (403) 693-8000
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



























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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2010 Tire International Environmental Solutions Inc. (the "Company") completed a Financial Advisory and Investment Banking Engagement Agreement (the "Agreement") with CIM Securities, LLC of Centennial, Colorado ("CIM"). Under the Agreement, the Company has retained CIM to provide the Company financial advisory services in its effort to raise capital, identify Merger and Acquisition targets and negotiate license agreements. Compensation under the Agreement is based on the successful completion by the Company of privately placed capital financings, mergers, acquisitions or licensing agreements which CIM provided financial advisory services. The Company has paid CIM a non-refundable deposit of $25,000 against fees and expenses incurred under the Agreement. The term of the Agreement is for six months which upon certain circumstances can be reduced to 2 months or extended to 30 months.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.

December 15, 2010
                                         By: /s/ Antonio Care
                                             Antonio Care
                                President and Chief Executive Officer